                              AMENDED AND RESTATED
                              EMPLOYMENT AGREEMENT


         This Amended and Restated Employment Agreement ("Agreement") is entered into as of the 29th day of October, 2001, by and between Integrity Incorporated, a Delaware corporation, ("Employer") and Danny McGuffey ("Employee").

         In consideration of the promises, covenants and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Employee and Employer agree as follows:

1.       Employment.

         Employer hereby employs Employee, and Employee hereby accepts employment in the position of Senior Vice President and Chief Marketing Officer (the "Position") upon the terms and conditions hereinafter set forth.

2.       Services.

         During the term of employment hereunder, Employee shall devote his full professional time and energy to the performance of his duties as Senior Vice President and Chief Marketing Officer and shall use his best efforts in the performance of the same. Employer and Employee agree that Employee's duties in the Position shall be determined by Employer and may be altered by Employer from time to time at its sole discretion. Employer and Employee acknowledge and agree that Employee's initial duties in the Position shall consist of, among other things, general oversight of retail sales, marketing and packaging, special markets, direct response marketing and sales, and internet marketing and sales.

3.       Compensation.

         For, and in consideration of, the promises and covenants made herein and the services to be provided hereunder, Employer agrees to compensate Employee as follows:

         (a) Base Compensation. Employer shall pay to Employee an annual base salary in the amount of One Hundred Seventy-Five Thousand Dollars and No Cents ($175,000.00), less taxes and other normal withholdings. Said salary shall be paid to Employee in equal semi-monthly installments. Employer shall pay to Employee a minimum annual bonus in the amount of Ten Thousand Dollars and No Cents ($10,000.00), less taxes and other normal withholdings. Said bonus shall be paid to Employee in equal quarterly installments. The annual base salary and annual bonus referred to in this Section 3(a) shall hereinafter be referred to as the "Annual Base Compensation." The Annual Base Compensation may be increased for merit or cost of living during the term of this Agreement at the discretion of Employer.

         (b) Covenant Not to Compete Payment. For, and as additional consideration for, the covenant not to compete contained in
                  Section 10 hereof, Employer shall make a one time payment to Employee of Fifty Thousand Dollars and No Cents ($50,000.00), less taxes and other normal withholdings, on the date that Employee executes this Agreement.

         (c) Retention Bonus. In addition to the Annual Base Compensation set forth in Section 3(a), Employer shall pay Employee a retention bonus in the total aggregate amount of Seventy Thousand Dollars and No Cents ($70,000.00), less taxes and other normal withholdings, beginning on August 1, 2003 and continuing through August 1, 2006, and to be paid as follows, if he remains employed on the following dates:

                           Date of Payment                    Amount of Payment
                           ---------------                    -----------------

                           August 1, 2003                     $10,000.00

                           August 1, 2004                     $10,000.00

                           August 1, 2005                     $10,000.00

                           August 1, 2006                     $40,000.00

         (d) Benefits. Employee shall be entitled to receive or participate in all employment benefits or benefit plans as generally made available by Employer to its employees, if any, to the same extent and under the same conditions as other covered employees.

         (e) Vacation. Employee shall be entitled to four weeks of paid vacation per fiscal year.

         (f) Bonus. As long as Employee holds an executive officer position with Employer, Employee shall be eligible to receive cash bonuses under the executive cash bonus compensation system established from time to time by the Employer. Under such system, cash bonuses are awarded in the judgment of the Compensation Committee of the Board of Directors of the Employer based on the achievement of budgeted targets and the individual performance of the Employee.

         (g) Options. Employer shall have granted, as part of the original offer letter dated December 20, 1996, incentive stock options to purchase 50,000 shares of the Employer's Class A Common Stock pursuant to the Employer's Incentive Stock Option Plan. In addition, Employer shall have granted incentive stock options to purchase 50,000 shares of the Employer's Class A Common Stock pursuant to the Employer's Incentive Stock Option Plan on August 6, 1999.

         (h) Restricted Stock Award. Employer shall grant Employee 50,000 shares of Employer's Class A Common Stock pursuant to Employer's 2001 Long Term Incentive Plan ("2001 LTIP") on the later of (i) the date of the adoption of the 2001 LTIP by the Board of Directors or (ii) the date of the execution of this Agreement. The shares received in the grant shall be restricted shares of Class A Common Stock and shall be scheduled to vest on the seventh anniversary of this Agreement.

4.       Term and Termination.

         Employee's employment with Employer began on the 1st day of January, 1997. The term of this Agreement, however, shall begin on the date hereof and shall continue until terminated as provided in this Agreement. Employee acknowledges and agrees that this Agreement, and his employment with Employer, shall be terminated upon the occurrence of any of the following events:

         (a)      Employee's death;

         (b) Employee becoming or remaining Disabled for substantially continuous period of six months. For purposes of this Paragraph, the term "Disabled" shall mean Employee's inability to perform the essential functions of his position with or without reasonable accommodation;

         (c) Mutual written agreement between Employer and Employee to terminate;

         (d) Upon six (6) months prior written notice of termination from Employer to Employee for any reason or no reason at all.
                  Provided: Employer, at its sole discretion, may elect to pay to Employee an amount equal to Employee's salary for six (6) months in lieu of providing the notice set forth in this subparagraph; or

         (e) Immediately upon written notice of termination from Employer "for cause." For purposes of this Agreement, a termination shall be considered to be "for cause" if it occurs in conjunction with a determination by Employer that Employee has committed or engaged in either (i) any act that constitutes, on the part of Employee, fraud, dishonesty, breach of fiduciary duty or (ii) conduct by Employee in his office with the Employer that is grossly inappropriate and demonstrably likely to lead to material injury to Employer, as determined by the Board of Directors of Employer acting reasonably and in good faith; provided, that in the case of (ii) above, such conduct shall not constitute "cause" unless Employer's Board of Directors shall have delivered to Employee notice setting forth with specificity (A) the conduct deemed to qualify as "cause", (B) reasonable action that would remedy such objection, and (C) a reasonable time (not less than thirty
                  (30) days) within which Employee may take such remedial action within the specified time.

5.       Severance.

         (a) Subject to the restrictions set forth below in this Section 5(a), if Employee's employment with Employer is terminated pursuant to Section 4(d), Employee shall be entitled to receive as a severance benefit aggregate severance payments in an amount equal to the amount of the Employee's annual salary under this Employment Agreement at the time of termination multiplied by 2 [less any amount paid in lieu of termination notice under Section 4(d)] (the "Severance Payments"). The Severance Payments may be made by the Employer as semi-monthly salary continuation payments or as a lump sum payment within ninety (90) days after termination of Employee's employment with Employer, as determined by the Employer in its sole and absolute discretion. Notwithstanding the foregoing, Employee shall not be entitled to receive any further Severance Payments, and any right to such Severance Payments shall be forfeited, upon the occurrence of any of the following events:
                  (i) the second anniversary of the Employee's date of termination from Employer, or (ii) the date of Employee's violation of the terms of Section 7, 8, 9 or 10 hereof.

         (b)      In addition to the Severance Payments outlined in paragraph
                  (a), if Employee's employment with Employer is terminated pursuant to Section 4(d), Employee shall be entitled to be reimbursed for the cost of COBRA health insurance continuation benefits until the earlier of (i) eighteen (18) months from the date of the Employee's termination with Employer, or (ii) the date of Employee's violation of the terms of Section 7, 8, 9 or 10 hereof. Employee's rights to the foregoing health insurance benefits shall terminate as to any benefit for which he becomes eligible that provides substantially similar benefits on substantially similar terms through a program of a subsequent employer or otherwise (such as through coverage obtained by Employee's spouse).

         (c) If Employee is entitled to severance benefits upon termination of employment under the terms of a Key Employee Change in Control Agreement with the Employer, the Employee shall not be entitled to any severance benefits under this Agreement.

6.       Change in Control.

         Contemporaneously with their execution of this Agreement, Employer and Employee have agreed to and executed a separate agreement entitled Key Employee Change in Control Agreement ("Change in Control Agreement"). The Change in Control Agreement, which is attached hereto as Exhibit A, is hereby expressly incorporated into and made a part of this Agreement as if its terms were set forth in full herein.

7.       Non-disclosure of Confidential Information.

                  (a)      Definitions.

         The following definitions shall apply to this Agreement:

                           (i)      "Trade Secrets" means all secret,
                  proprietary or confidential information regarding Employer or its business, including any and all information not generally known to, or ascertainable by, persons not employed by Employer, the disclosure or knowledge of which would permit those persons to derive actual or potential economic value therefrom or to cause economic or financial harm to Employer. Such information shall include, but not be limited to, financial information, strategic plans and forecasts, marketing plans and forecasts, customer lists, mailing lists, computer software (including without limitation, source code, object code and manuals), customer billing or order information, technical information regarding Employer's products or services, prices offered to or paid by customers, purchase and supply information, current and future development and expansion or contraction plans of Employer, sales and marketing plans and techniques, information concerning personnel assignments and operations of Employer and matters concerning the financial affairs, future plans and management of Employer. "Trade Secrets" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating a legal right of Employer.

                           (ii)     "Confidential Information" means
                  information, other than Trade Secrets, which relates to Employer, Employer's activities, Employer's business or Employer's suppliers or customers that is not generally known by persons not employed by Employer and which is or has been disclosed to Employee or of which Employee became aware as a consequence of or through his relationship to Employer. "Confidential Information" shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any legal right of Employer.

                           (iii) "Documents" means originals or copies of handbooks, manuals, files, memoranda, correspondence, notes, photographs, slides, overheads, audio or visual tapes, cassettes, or disks, and records maintained on computer or other electronic media.

                  (b) Covenant Regarding Non-disclosure of Trade Secrets or Confidential Information.

                  Employee covenants and agrees that: (i) during his employment with Employer he will not use or disclose any Trade Secrets or Confidential Information of Employer other than as necessary in connection with the performance of his duties as an employee of Employer; and (ii) for a period of two (2) years immediately following the termination of his employment with Employer, Employee shall not, directly or indirectly, transmit or disclose any Trade Secret or Confidential Information of Employer to any person and shall not make use of any such Trade Secret or Confidential Information, directly or indirectly, for himself or others, without the prior written consent of Employer, except for a disclosure that is required by any law or order, in which case Employee shall provide Employer prior written notice of such requirement and an opportunity to contest such disclosure. However, to the extent that such information is a "trade secret" as that term is defined under a state or federal law, this subparagraph is not intended to, and does not, limit Employer's rights or remedies thereunder and the time period for prohibition on disclosure or use of such information is until such information becomes generally known to the public through the act of one who has the right to disclose such information without violating a legal right of Employer.

                  (c)      Return of Information.

                  Employee agrees that he shall return all Trade Secrets, Confidential Information or other property of Employer immediately upon the termination of his employment with Employer, including all handbooks, training materials, reports, policy statements, programs, customer lists, mailing lists and other documents provided by Employer or acquired by Employee as a result of his employment with Employer, and all copies thereof.

8.       Inventions and Other Developments.

         All inventions, formulas, techniques, processes, concepts, systems and programs, mailing lists and customer lists and compilations, whether or not patented or patentable, or subject to copyright, made or conceived, individually or in conjunction with others, by Employee during the term of his employment with Employer that relate to activities or proposed activities of Employer or that result from work performed by Employee for Employer are the sole and exclusive property of Employer; provided, that Employee shall retain all rights to, and may copyright in his name, all songs written by Employee. Employee further agrees that, subject to the proviso in the immediately preceding sentence, upon request by Employer, he will assign title to any such inventions, formulas, techniques, processes, concepts, systems and programs, and lists and compilations to Employer and will sign any and all documents necessary to effect such assignment.

9.       Non-recruitment or Interference Covenant.

         Employee agrees that he will not, for so long as he is employed by Employer, and for a period of two (2) years immediately following the termination of his employment: (a) solicit or induce, or attempt to solicit or induce, any employee of the Employer to terminate his or her relationship with Employer or to enter into an employment or agency relationship with Employee or with any other person or entity other than Employer; or (b) solicit or induce, or attempt to solicit or induce, any artist or songwriter with whom Employee had business contact on behalf of Employer during his employment to terminate or reduce his or her relationship with Employer or its subsidiaries.

10.      Covenant Not to Compete.

         Employee expressly covenants and agrees that during the term of his employment with Employer and for a period of two (2) years immediately following the termination of said employment for any reason, he will not, directly or indirectly, seek, obtain or accept a "Competitive Position" in the "Restricted Territory" with a "Competitor" of Employer. For purposes of this Agreement, a "Competitor" of Employer is any business, individual, partnership, joint venture, association, firm, corporation or other entity engaged, wholly or in part, in the production, publishing or distribution of Christian music products, such as videos, compact discs, cassette tapes, trax and songbooks; a "Competitive Position" is any ownership of or employment or consulting with a "Competitor" of Employer in a position in which Employee will use or is likely to use any Confidential Information or Trade Secrets (as those terms are defined in Paragraph 7 of this Agreement), or in which Employee will have direct or indirect responsibility for, or supervision of, any position for such Competitor which is the same or substantially similar to any position of Employer over which Employee had direct or indirect responsibility or supervisory authority; and "Restricted Territory" is the geographical area in which Employee directly or indirectly oversees the performance of his duties on behalf of Employer, as specifically set forth in Exhibit B to this Agreement. Notwithstanding anything to the contrary contained in this paragraph 10, during the period of two (2) years immediately following the termination of Employee's employment, Employee may be retained as a consultant for Christian music companies, other than companies whose business is primarily based on "praise and worship" music products, so long as employee's consulting activities are confined to rendering assistance with non-"praise and worship" special products and non-"praise and worship" special markets. As used in the preceding sentence, the term "praise and worship" has the meaning assigned to such term by SoundScan in its definition of the products eligible for listing on its praise and worship sales chart on the date of this agreement and "special products" and "special markets" refer to the area of the music business which involves recompiling previously recorded music tracks into "repurposed" albums for sale in various markets. Nothing contained in this Paragraph is intended to prevent Employee from investing in stock or other securities listed on a national securities exchange or actively traded on the over the counter market of any Competitor; provided, however, that Employee shall not hold more than a total of five percent (5%) of all issued and outstanding stock or other securities of any such corporation. The Employee acknowledges in light of the Severance Payments provided in Section 5(a), that the restrictions contained herein are reasonable and will not cause the Employee an undue hardship.

11.      Relief.

         Employee acknowledges that the covenants and promises contained in this Agreement are reasonable and necessary means of protecting and preserving Employer's goodwill and its interest in the confidentiality and proprietary value of its Trade Secrets and Confidential Information. Employee further acknowledges that the same are reasonable and necessary means of protecting Employer from unfair competition by Employee. Employee agrees that any breach of the covenants or promises contained in paragraphs 7, 8, 9 or 10 will leave Employer with no adequate remedy at law and may cause Employer to suffer irreparable damage and injury. Employee further agrees that any breach of these covenants or promises will entitle Employer to injunctive relief in any court of competent jurisdiction without the necessity of posting any bond. Employee also agrees that any such injunctive relief shall be in addition to any damages that may be recoverable by Employer as a result of such breach. Employer agrees that Employee will be entitled to seek a declaratory judgment as to the enforceability of any of the covenants or promises contained in paragraphs 7, 8, 9 or 10.

         Employee further agrees that no failure or delay by Employer in exercising, enforcing or asserting any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise of any such right, power or privilege.

12.      Severability.

         Except as expressly provided by the terms of this Agreement, the covenants and other provisions set forth in this Agreement shall be considered and construed as separate and independent covenants and provisions. Should any covenant or provision, or any part thereof, be held invalid, void or unenforceable in any court of competent jurisdiction, such invalidity, voidness or unenforceability shall not render invalid, void or unenforceable any other part, covenant or provision of this Agreement. If any portion of the foregoing covenants or provisions is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities or definition of information covered is invalid or unreasonable in scope, the invalid or unreasonable term shall be eliminated, redefined, or replaced with a new enforceable term such that the intent of Employer and Employee in agreeing to the covenants and provisions of this Agreement will not be impaired and the covenant or provision in question shall be enforceable to the fullest extent of the applicable laws.

13.      Disputes and Governing Law.

         Employer and Employee agree that, except as provided in paragraph 11 hereof, any dispute arising in connection with, or relating to, this Agreement or the termination of this Agreement, to the maximum extent allowable by applicable law, shall be subject to resolution through informal methods and, failing such efforts, through arbitration. Either party may notify the other party of the existence of a dispute by written notice. The parties shall thereafter attempt in good faith to resolve their differences within the thirty
(30) days after the receipt of such notice. If the dispute cannot be resolved within the thirty (30) day period, either party may file a written demand for arbitration with the other party. The arbitration shall proceed in accordance with the terms of the Federal Arbitration Act and the rules and procedures of the American Arbitration Association. The parties will attempt to choose an arbitrator acceptable to the Employer and Employee, but if agreement on an arbitrator cannot be reached within ten (10) days after either party files a written demand for arbitration, a single arbitrator shall be appointed through the American Arbitration Association's procedures to resolve the dispute.

         Employer and Employee agree that in the event that arbitration is necessary, the arbitrator shall apply the substantive laws of the state of Alabama and any applicable federal law. The place for the arbitration shall be Mobile, Alabama.

         The award of the arbitrator shall be binding and conclusive upon the parties. Either party shall have the right to have the award made the judgment of a court of competent jurisdiction in the state of Alabama.

14.      Assignment.

         This Agreement may not be assigned by Employee to any other person or entity but may be assigned by Employer at its discretion to any successor to all, or any part, of the stock or assets of Employer or to any lender of Employer.

15.      Titles.

         The titles, headings and captions used in this Agreement are for convenience of reference only and shall in no way limit, define, expand, or otherwise affect the meaning or construction of any provision of this Agreement.

16.      Entire Agreement.

         This Agreement is intended by the Parties hereto to be the final expression of their agreement with respect to the subject matter hereof and represents the complete and exclusive statement of the terms of their agreement, notwithstanding any representations, statements or agreements to the contrary heretofore made. Except as expressly noted herein, this Agreement supersedes any former agreements between the Parties governing the same subject matter. This Agreement may be modified only by a written instrument signed by each of the Parties hereto.

                        [Signatures begin on next page.]

         IN WITNESS WHEREOF, the undersigned set their hands and seals as of the 29th day of October, 2001.


INTEGRITY INCORPORATED                           DANNY McGUFFEY


/s/ P. Michael Coleman                           /s/ Danny McDuffey       [SEAL]
------------------------------                   -------------------------
Name: P. Michael Coleman                         DANNY McGUFFEY
Title: President

ATTEST:

/s/ Donald S. Ellington
------------------------------
Secretary

[CORPORATE SEAL]

                                    EXHIBIT A
                           Change in Control Agreement

                                    EXHIBIT B

                  "Restricted Territory" shall mean

                           1.       UNITED STATES AND U.S. TERRITORIES